January 6, 2015

By Facsimile, Email,
and Overnight Mail

Body Central Corp.
6225 Powers Avenue
Jacksonville, FL 32217
Telephone: (904) 737-0811
Facsimile: (904) 730-0638
Attention: Chief Executive Officer
Email: brosenfeld@bodyc.com

Latham & Watkins LLP
885 Third Avenue
New York, NY 10022-4834
Telephone: (212) 906-1200
Facsimile: (212) 751-4864
Attention: David Heller, Esq.; M. Adel Aslani-Far, Esq.
Email: david.heller@lw.com
adel.aslanifar@lw.com

Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, FL 32202-5017
Telephone: (904) 359-2000
Facsimile: (904) 359-8700
Attention: Gardner Davis, Esq.; John Wolfel, Esq.
Email: gdavis@foley.com
jwolfel@foley.com

Re: Notice of Defaults and Events of Default under Senior Secured Convertible Notes

Dear Sir or Madam:

Reference is hereby made to those certain Senior Secured Convertible Notes dated as of June 27, 2014, issued by Body Central Corp. (the "Company") to the Holders referenced therein (each a "Holder" and collectively the "Holders") in the aggregate original principal amount of $18,000,000 (each a "Note" and collectively the "Notes"), in connection with that certain Securities Purchase Agreement dated as of June 27, 2014 by and among the Company and the Holders (as amended, the "Securities Purchase Agreement"). Capitalized terms used and not otherwise defined herein have the meanings ascribed to such terms in the Notes, the Securities Purchase Agreement, or in the other Transaction Documents (as defined in the Securities Purchase Agreement), as applicable.

This letter is formal written notice that the Company is in default of its obligations under the Transaction Documents, and, in particular, that one or more defaults and Events of Default have

occurred under the Notes. Specifically, on information and belief of the undersigned Requisite Holders,[1] based on information provided by the Company, the following defaults and Events of Default have occurred and are continuing:

1. the Company has failed to make payments when due in respect of Material Indebtedness, including without limitation payments in respect of its capital lease facility, which constitutes a default and Event of Default under Section 4(a)(vi)(i)(A) of the Notes;

2. the Company has filed to observe or perform other agreements and conditions relating to such Material Indebtedness or contained in instruments or agreements evidencing, securing, or relating thereto, or other events have occurred, with the effects described in Section 4(a)(vi)(i)(B) of the Notes, which constitutes a default and Event of Default under such section of the Notes;

3. the Company and/or a Subsidiary thereof has become unable or has failed generally to pay its debts as they become due in the ordinary course of business, which constitutes a default and Event of Default under Section 4(a)(viii) of the Notes;

4. the Company has failed to observe or perform agreements or conditions relating to Material Contracts or contained in instruments or agreements evidencing, securing, or relating thereto, with the effects described in Section 4(a)(xvi) of the Notes, which constitutes a default and Event of Default under such section of the Notes;

5. defaults and "Events of Default" (as defined in the Credit Agreement) have occurred under the Credit Agreement, which constitutes a default and Event of Default under Section 4(a)(xix) of the Notes; and

6. Events of Default have occurred under each of the Notes for the foregoing reasons, constituting defaults and Events of Default under each of the other Notes under Section 4(a)(xviii) of the Notes;

In addition, the Company has failed to promptly deliver to the Holders Event of Default Notices as required by Section 4(b) of the Notes.

As a result of the above-described defaults and Events of Default, among other rights and remedies, the default rate set forth in Section 2 of the Notes applies as of the earliest date that any of such defaults and Events of Defaults (or any other defaults or Events of Default) first occurred, and the Holders have the rights provided under Section 4(b) of the Note, and under applicable law, including the right to require the Company to redeem the entire Conversion Amount outstanding under the Notes, and, subject to the immediately following paragraph, this letter constitutes an Event of Default Redemption Notice.

For the avoidance of doubt, this letter is a default notice and is in all respects subject to the Subordination Agreement. This letter does not include any claim for monetary damages, except as may be required to create, perfect, preserve or protect the Lien of the Collateral Agent or the

[1] Principal amounts indicated on the signature pages attached hereto are all original principal amounts and do not include other capitalized amounts.

Holders on the Common Collateral or to prevent the running of any applicable statute of limitation or any other similar restriction on claims.

Nothing herein shall be deemed a waiver of any other default or Event of Default not specifically referenced herein, or of any rights or remedies of the undersigned Requisite Holders, the Collateral Agent, any other Holder, or any other person or entity, or of any election among rights and remedies, and the undersigned Requisite Holders, on their own behalf and on behalf of the Collateral Agent and all other Holders, expressly reserve all rights and remedies, and all elections among rights and remedies, under the Notes, any other agreements (including, without limitation, the Transaction Documents), and applicable law, including, without limitation, all rights and remedies to default interest and reimbursement of fees and expenses.

[Remainder of page left blank. Signatures follow.]

Hudson Bay Master Fund Ltd

By: Hudson Bay Capital Management LP, as its Investment Manager

By: ______________________

Name: Yoav Roth
Title: Authorized Signatory

Original Principal Amount of Note(s): $ 3,000,000.00

[Signature page to Body Central Corp. Default Notice]

MIDSUMMER SMALL CAP MASTER, LTD.

By:

By: ______________________
Name: Joshua Thomas
Title: Authorized Signatory

Principal Amount of Note(s): $500,000

[Signature page to Body Central Corp. Default Notice]

Blackwell Partners, LLC

By: Solas Capital Management, LLC, as its Investment Adviser

By: [signature]

Name: Tucker Golden
Title: Managing Member

Original Principal Amount of Note(s): **$1,483,000**

[Signature page to Body Central Corp. Default Notice]

Solas Capital Partners, LP

By: Solas Capital Management, LLC, as its Investment Adviser

By: ______________________________

Name: Tucker Golden
Title: Managing Member

Original Principal Amount of Note(s): **$517,000**

[Signature page to Body Central Corp. Default Notice]

683 Capital Partners, LP

By: ______________________

Name: Ari Zweiger

Title: Portfolio Manager

Original Principal Amount of Note(s): $____4,500.000______________

[Signature page to Body Central Corp. Default Notice]

[HOLDER NAME]

By: [Justin R. Evans]

By:

Name: Justin R. Evans
Title: Authorized Signatory

Original Principal Amount of Note(s): $1,000,000

[Signature page to Body Central Corp. Default Notice]

Lane Five Capital Management

By:

By:

Name: Lisa O'Dell Rapuano
Title: CEO

Principal Amount of Note(s): $2,700,000.00

[HOLDER NAME]

By: [Clayton Capital Appreciation Fund, LP]

By: ______________________

Name: __Jason Stankowski________________
Title: ___Partner________________

Principal Amount of Note(s): $_____500,000____________

[Signature page to Body Central Corp. Default Notice]